           JOHN H. LIVELY                  4801 MAIN STREET          DIRECT LINE       FAX
           Partner                         SUITE 1000                (816) 983-8177    (816) 983-8080
                                           KANSAS CITY, MO  64112
           EMAIL ADDRESS                                             TELEPHONE         WEBSITE ADDRESS
           jlively@blackwellsanders.com                              (816) 983-8000    www.blackwellsanders.com
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                                February 28, 2008

Gardner Lewis Investment Trust
285 Wilmington-West Chester Pike
Chadds Ford, PA 19317

Ladies and Gentlemen:

      We hereby consent to the use of our name and to the reference to our firm under the caption "Management of the Fund - Legal Counsel" in each Statement of Additional Information for the series portfolios of Gardner Lewis Investment
Trust (the "Trust"), which is included in Post-Effective Amendment No. 32 to the
Registration  Statement  under  the  Securities  Act of 1933,  as  amended  (No.
333-126677), and Amendment No. 33 to Registration Statement under the Investment
Company Act of 1940, as amended (No. 811-21789), on Form N-1A of the Trust.

                                          Sincerely,

                                          /s/ Blackwell Sanders LLP

                                          BLACKWELL SANDERS LLP